Exhibit 99.1

MOMENTA PHARMACEUTICALS, INC.	675 WEST KENDALL STREET	T: 617.491.9700 F: 617.621.0431
	CAMBRIDGE, MA 02142	WWW.MOMENTAPHARMA.COM

Momenta Pharmaceuticals Announces Appointment of
Peter Barrett as Chairman of Board of Directors

Appointment of Non-Executive Chairman in Alignment with Good Governance Practices

CAMBRIDGE, MA — June 13, 2005 – Momenta Pharmaceuticals, Inc. (Nasdaq: MNTA), a biotechnology company developing drugs based on its proprietary sugar sequencing technology, announced today that Peter Barrett, Ph.D., a Board member since May 2003, has been named Chairman of the Board of Directors.  Alan Crane will remain President and Chief Executive Officer.

“Momenta continually evaluates ways to strengthen its corporate governance,” said Alan Crane, President and Chief Executive Officer.  “The Board has concluded that the Company should split the important roles of Chairman and Chief Executive Officer between two individuals.  I look forward to continuing to work in partnership with Peter, as I will continue to focus on strategy and bringing products to market, while Peter will take a greater leadership role in corporate oversight.”

Dr. Barrett was instrumental in the founding of Celera Genomics, which completed the first successful sequencing of the human genome, where he served as Executive Vice President and Chief Business Officer.  Before founding Celera, he held senior management positions at Applera (formerly known as The Perkin-Elmer Corporation), most recently serving as Vice President, Corporate Planning and Business Development.  Currently, Dr. Barrett is a Senior Partner at Atlas Venture.

The appointment of Dr. Barrett as Chairman is a result of Momenta’s periodic assessment of its corporate governance practices and its Board composition.  Earlier in 2005, Momenta announced that it had augmented the financial expertise on the Board with the addition of Marsha Fanucci, Chief Financial Officer of Millennium Pharmaceuticals, who has also assumed the position of Chairperson of the Company’s audit committee.  Momenta will continue to evaluate its corporate governance practices to meet the evolving needs of the company.

About Momenta

Momenta Pharmaceuticals, Inc. is a biotechnology company specializing in the detailed structural analysis and design of complex sugars for the development of improved versions of existing drugs, the development of novel drugs and the discovery of new biological processes.  Momenta is also utilizing its ability to sequence sugars to create technology-enabled generic versions of sugar-based and biologic drug products.  The Company’s most advanced product candidate is M-Enoxaparin, a technology-enabled generic version of

Lovenox®.  Based on its understanding of complex sugars, Momenta has created a diversified pipeline of near-term product opportunities, novel development products and discovery candidates.  Momenta was founded in 2001 and is headquartered in Cambridge, MA.

To receive additional information about Momenta, please visit our website at www.momentapharma.com, which does not form a part of this press release.

Forward Looking Statements

Statements in this press release regarding Momenta Pharmaceuticals Inc.’s future expectations, beliefs, goals, plans or prospects may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Momenta’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including those factors contained in Momenta’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 filed with the Securities and Exchange Commission under the section “Risk Factors That May Affect Results,” as well as other documents that may be filed by Momenta from time to time with the Securities and Exchange Commission. Forward-looking statements include statements regarding Momenta’s expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “should”, “will”, and “would” or similar words.  Momenta assumes no obligations to update the information included in this press release.

Our logo, trademarks, and service marks are the property of Momenta Pharmaceuticals, Inc. All other trade names, trademarks, or service marks are property of their respective owners.

Contact:

Michael A. Lawless

Momenta Pharmaceuticals, Inc.

617-395-5189